UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2020

MYRIAD GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (801) 584-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Public Common Stock, $0.01 par value	MYGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On May 27, 2020, John T. Henderson, M.D. announced that he will retire from the Board of Directors (the “Board”) of Myriad Genetics, Inc. (“Myriad”), effective as of the date of Myriad’s 2020 Annual Meeting of Stockholders.

(d)  On May 27, 2020, the Board approved an increase in the size of the Board from eight to nine members and appointed Daniel Spiegelman to fill the newly created vacancy, effective immediately, to serve as a Class I Director with a term expiring at Myriad’s 2021 Annual Meeting of Stockholders.  The Board has determined that Mr. Spiegelman meets the independence requirements of the Securities and Exchange Commission and the Nasdaq Stock Market Rules and qualifies as an “audit committee financial expert.”  The Board appointed Mr. Spiegelman to serve on the Audit Committee of the Board, effective immediately.

Mr. Spiegelman will be compensated for his service as director on the same basis as other non-employee directors of Myriad, as more fully described in the “Director Compensation” section of Myriad’s definitive proxy statement for the 2019 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on October 16, 2019.  Pursuant to Myriad’s non-employee director compensation policy, in connection with his appointment to the Board Mr. Spiegelman was granted a restricted stock unit award for shares of our common stock having an aggregate value of $300,000.  The foregoing grant will vest one year following the grant date.  Mr. Spiegelman will also enter into Myriad’s standard indemnification agreement for directors and executive officers.

There are no arrangements or understandings between Mr. Spiegelman and any other person pursuant to which he was selected to serve on the Board, and Mr. Spiegelman is not party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

On May 28, 2020, Myriad issued a press release announcing Mr. Spiegelman’s appointment to the Board and Dr. Henderson’s retirement from the Board, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release, dated May 28, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

The exhibit(s) may contain hypertext links to information on our website or other parties’ websites. The information on our website and other parties’ websites is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: May 28, 2020	By:	/s/ R. Bryan Riggsbee
R. Bryan Riggsbee
Interim President and Chief Executive Officer, Chief Financial Officer